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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated January 30, 1998, except for Note 16 as to which the date is February 19, 1998, accompanying the 1997 and 1996 consolidated financial statements of GB Foods Corporation contained in the Registration Statement and Joint Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts."

                                             /s/ GRANT THORNTON LLP
                                   ---------------------------------------------
                                                Grant Thornton LLP

Irvine, California
July 9, 1998